                                                              EXHIBIT 10.25









                                LETTER AMENDMENT

            TO THIRD AMENDED AND RESTATED REVOLVING CREDIT TERM LOAN
                          AND REIMBURSEMENT AGREEMENT

                          BETWEEN NATIONSBANK AND NABI

                              DATED AUGUST 1, 1996

NationsBank


August 1, 1996


Mr. Alfred J. Fernandez
Chief Financial Officer
NABI
5800 Park of Commerce Blvd., N.W.
Boca Raton, FL  33487

RE: THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (THE "AGREEMENT") DATED AS OF DECEMBER 1, 1994 BETWEEN NATIONSBANK, N.A. (SOUTH) (F/K/A NATIONSBANK OF FLORIDA, N.A.) AS LENDER AND AGENT AND NABI (F/K/A NORTH AMERICAN BIOLOGICALS, INC.) AS BORROWER.

Dear Mr. Fernandez:

Reference is hereby made to the Agreement between NationsBank and NABI. Unless otherwise defined herein, all capitalized terms used shall have the meanings set forth in the Agreement.

1)   Borrower has requested and NationsBank has agreed to a waiver of Section
     8.11 of the Agreement, specifically to permit the Borrower to re-purchase the lesser of (i) up to 1,724,322 shares or, (ii) five percent (5%) of its outstanding Common Stock, at a maximum purchase price of $12 per share, effective as of the date of this letter.

2)  NationsBank hereby agrees to amend Sections 8.01 and 8.04 as follows:

         SECTION 8.01:  CONSOLIDATED TANGIBLE NET WORTH
         Permit Consolidated Tangible Net Worth to be less than $28,000,000 on September 30, 1996, such amount to be increased at the end of each fiscal quarter, beginning with the fiscal quarter ending December 31, 1996 by at least 50% of Consolidated Net Income greater than zero for the immediately preceding fiscal quarter.

         SECTION 8.04:  CONSOLIDATED LEVERAGE RATIO
         Permit as at the quarters ending on the dates set forth below the Consolidated Leverage Ratio to be more than the ratios set forth opposite such date, respectively:

             PERIOD                                   RATIO
             ------                                   -----
             March 31, 1996                           5.25 to 1.00
             June 30, 1996                            4.25 to 1.00
             September 30, 1996                       4.25 to 1.00
             December 31, 1996                        4.00 to 1.00
             March 31, 1997                           3.75 to 1.00
             June 30, 1997 through December 31, 1997  3.50 to 1.00
             Each fiscal quarter thereafter           3.00 to 1.00

NationsBank hereby agrees to such waiver and amendment subject to the satisfaction and conditions set forth in this letter. The provisions of this waiver and amendment shall only become effective upon receipt by NationsBank of duly executed copies of this letter. Except as expressly waived, amended or otherwise specifically provided, all of the terms or conditions of the Agreement and each document executed in connection therewith shall remain unamended, unmodified and unwaived and shall continue to be in full force and effect in accordance with their respective terms.

The waiver and amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly waived or amended herein and shall not be deemed a waiver of, amendment of, consent to or modification of any other term or provision of the Agreement or any transaction of future transaction on the part of the Borrower requiring NationsBank consent under the Agreement.

Please acknowledge your agreement to the foregoing by executing below.


NATIONSBANK, N.A. (SOUTH)


By:     /s/ Allison Freeland
    -------------------------------------------------

Its:    Vice President
    -------------------------------------------------






READ AND AGREED TO:

By:   /s/ Alfred J. Fernandez
   --------------------------------------------------

Its:  Senior Vice President & Chief Financial Officer
    -------------------------------------------------